 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2015

MANPOWERGROUP INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (414) 961-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

The disclosure contained in Item 2.03 hereof is incorporated by reference into this Item 1.01.
On September 16, 2015, ManpowerGroup Inc. (the “Company”) amended and restated its Five Year Credit Agreement (the “Amended and Restated Agreement”) with a syndicate of lenders and Citibank, N.A., as Administrative Agent for the lenders. This agreement further amends the Company’s Amended and Restated Five Year Credit Agreement dated October 15, 2013, principally to revise the termination date of the facility from October 15, 2018 to September 16, 2020, among other minor modifications to the terms and conditions.
The foregoing description of the Amended and Restated Agreement is qualified in its entirety by reference to the agreement filed herewith as exhibit 10.1, which is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 11, 2015, ManpowerGroup Inc. (the “Company”) offered and sold €400 million aggregate principal amount of the Company’s 1.875% notes due September 11, 2022 (the “Notes”). The net proceeds to the Company from the offering of the Notes were approximately €397.4 million, and will be used by the Company for general corporate purposes which may include share repurchases and the acquisition of or investment in complementary businesses or other assets.
The Notes were offered at an issue price of €997.53 per €1,000 principal amount. Interest on the Notes is payable in arrears on September 11 of each year. The Notes are the unsecured senior obligations of the Company and will rank equally with all of the Company’s existing and future senior unsecured debt and other liabilities. The Notes were issued under a Fiscal and Paying Agency Agreement (the “Agreement”) between the Company and Citibank, N.A., London Branch, as Fiscal Agent, Principal Paying Agent, and Registrar and Transfer Agent, dated as of September 11, 2015.
The Company may redeem the Notes, in whole but not in part, at the Company’s option at any time at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes, or (2) as determined by the Quotation Agent (as defined in the Notes), the sum of the present values of the remaining scheduled payments of interest accrued as of the date of redemption, discounted to the redemption date on an annual basis at a rate equal to the average midmarket annual yield to maturity of the Bundesrepublik Deutschland 1.500% due September 4, 2022 (or if that security is no longer outstanding, a similar security), plus 0.25%, plus, in each case, accrued interest to the date of redemption.
The Notes are listed on the Official List of the Irish Stock Exchange. The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
The foregoing description of the Agreement is qualified in its entirety by reference to the agreement filed herewith as exhibit 4.1, which is incorporated by reference into this Item 2.03

Item 9.01.                        Exhibits .

Exhibit No.	Description
4.1
Fiscal and Paying Agency Agreement between the Company and Citibank, N.A., as Fiscal Agent, Principal Paying Agent and Registrar and Transfer Agent, dated as of September 11, 2015 (including the form of Note attached thereto as Schedule I).

10.1	Amended and Restated Five-Year Credit Agreement dated as of September 16, 2015 among the Company, a syndicate of lenders and Citibank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.
Dated: September 17, 2015	By:	/s/ Richard Buchband
	Name:	Richard Buchband
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

4.1
Fiscal and Paying Agency Agreement between the Company and Citibank, N.A., as Fiscal Agent, Principal Paying Agent and Registrar and Transfer Agent, dated as of September 11, 2015 (including the form of Note attached thereto as Schedule I).

10.1	Amended and Restated Five-Year Credit Agreement dated as of September 16, 2015 among the Company, a syndicate of lenders and Citibank, N.A., as Administrative Agent.